EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Apyx Medical Corporation
Clearwater, Florida

We hereby consent to the incorporation by reference in Registration Statement Numbers 333-195624, 333-207206 and 333-222657 on Form S-8 of Apyx Medical Corporation (formerly Bovie Medical Corporation), of our report dated March 13, 2019 on the consolidated financial statements of Apyx Medical Corporation appearing in this Annual Report on Form 10-K.

/s/ Frazier & Deeter, LLC

March 13, 2019
Tampa, Florida